SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 19, 2008

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-27596 (Commission file number)	94-3170244 (I.R.S. employer identification no.)

331 East Evelyn Avenue
Mountain View, CA 94041

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 962-4000

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

                Fiscal Year 2008 CEO & Senior Staff Incentive Plan

                On March 19, 2008, the Compensation Committee of the Board of Directors of Conceptus, Inc. (the “Company”) approved the Fiscal Year 2008 CEO & Senior Staff Incentive Plan (the “Incentive Plan”), pursuant to which the Company’s chief executive officer, executive vice presidents, vice presidents and certain other employees will be eligible to receive bonuses in the form of cash and, in some cases, restricted stock units (RSUs) upon the achievement of specified financial goals and individual objectives set by the Compensation Committee.

                The Company’s chief executive officer will be eligible for a bonus up to 123% of his current base salary, and such bonus will be payable 75% in cash and 25% in RSUs which will be subject to a six-month vesting period.

                The Company’s executive vice presidents will be eligible for bonuses up to 74% of their base salaries, and the Company’s vice presidents and other eligible employees will be eligible for bonuses ranging from up to 37% to 55% of their base salaries, depending on position. For all eligible employees other than the chief executive officer, bonuses for up to 100% achievement of established goals will be paid in cash. To the extent an eligible employee overachieves his or her established goal, the incremental bonus amount will be paid in RSUs which will be subject to a six-month vesting period.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC.
(Registrant)

	By:	/s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President, Treasurer
and Chief Financial Officer

Dated: March 19, 2008